UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 30, 2005
Homestore, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)
30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 30, 2005, Homestore, Inc., a Delaware corporation (“Homestore”), issued a press release announcing the closing of a $100 million private placement of Series B Convertible Participating Preferred Stock, par value $.001 per share (the “Series B Preferred Stock”), with Elevation Partners, L.P. and Elevation Employee Side Fund, LLC (the “Purchasers”). A copy of Homestore’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The full text of the Certificate of Designation of the Series B Convertible Participating Preferred Stock, dated November 29, 2005, is attached hereto as Exhibit 3.1 and the full text of the Stockholders Agreement, dated November 29, 2005 between Homestore and the Purchasers is attached hereto as Exhibit 10.1.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMESTORE, INC.
Date: November 30, 2005	By:	/s/ Lewis R. Belote, III
Lewis R. Belote, III
Chief Financial Officer

EXHIBIT INDEX
3.1	Certificate of Designation of Series B Convertible Participating Preferred Stock of Homestore, Inc., dated November 29, 2005.

10.1	Stockholders Agreement, dated November 29, 2005, by and among Homestore, Inc., Elevation Partners, L.P. and Elevation Employee Side Fund, LLC.

99.1	Press release of Homestore, Inc. dated November 30, 2005.